Exhibit 99.(a)(1)(E)

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Welcome to the Silicon Storage Technology, Inc. Stock Options Tender Offer Website

REGULAR USER

We are pleased to announce that the Silicon Storage Technology, Inc. Offer to Amend Eligible 409A Options and to Replace Underwater Options (the “Offer”) has officially launched on April 3, 2008. This offer will remain open until 11:59 p.m. Pacific Daylight Time on May 1,2008 (unless we extend it).

This table lists your Eligible 409A Options. If you must accept the Offer to Amend as to all of your Eligible 409A Options, you must accept the Offer to Amend as to all of your Eligible 409A Options.

Original Grant

Date                                                                                            Option

Number                                                                                         Original

Exercise

Price                                                                                           Number of

Shares

Currently

Subject to

Eligible 409A

Options                                                                                         Revised

Measurement

Date                                                                                            Adjusted

Exercise Price                                                                                  Election Status

Dec 10, 2005                                                                                    3                                                                                                $                                               3.45                                                                                                50                                                                                                Dec 12, 2005                                                                                                $                                               4.15                                                                                                Pending

This tables lists all of your outstanding stock options that have an exercise price that is greater than $4.00. You may elect to tender one or more of these option grants in the Offer to Replace but only to the extent that these options qualify as Eligible Underwater Options on the Expiration Date. Eligible 409A Options that are amended in the Offer to Amend may be Eligible Underwater Options.

Original

Grant Date                                                                                      Option

Number                                                                                         Exercise

Price*                                                                                          Number of

Shares

Currently

Subject to

Options                                                                                         Number of

Vested

Shares

Currently

Subject to

Options                                                                                         Number of

Unvested

Shares

Currently

Subject to

Options                                                                                         Number of

Shares Subject

to New Options

if this Award is

Tendered                                                                                        Election

Status

Dec 10, 2003                                                                                    1                                                                                                $                                               10.00                                                                                                600                                                                                                600                                                                                                0                                                                                                600                                                                                                Pending

Dec 10, 2004                                                                                    2                                                                                                $                                               10.00                                                                                                550                                                                                                550                                                                                                0                                                                                                550                                                                                                Pending

Dec 10, 2005                                                                                    3                                                                                                $                                               4.15                                                                                                50                                                                                                50                                                                                                0                                                                                                50                                                                                                Pending

________________________________________

* With respect to any option that is an Eligible 409A Option, this exercise price reflects the Adjusted Exercise Price, as you may not participate in the Offer to Replace with respect to such an option unless you have first accepted the offer to Amend as to all of your Eligible 409A Options.

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